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                                  EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-63078) pertaining to the EZCORP, Inc. 401(k) Plan and Trust of our report dated November 15, 2004, with respect to the 2003 financial statement and schedule of the EZCORP, Inc. 401(k) Plan and Trust included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

                                                           /s/ ERNST & YOUNG LLP

Austin, Texas
July 29, 2005